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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of ValliCorp Holdings, Inc. on Form S-8 of our report dated June 17, 1996 (which includes an emphasis paragraph relating to the restatement of the supplemental consolidated financial statements for poolings of interest subsequent to the date of the historical financial statements and includes an explanatory paragraph referring to the 1994 change in method of accounting for securities) appearing in Registration Statement No. 333-06411 of ValliCorp Holdings, Inc. on Form S-4.



Deloitte & Touche LLP
October 15, 1996
Fresno, California